Exhibit 99.1

Palomar Holdings, Inc. Reports Second Quarter 2022 Results

LA JOLLA, Calif. (August 3, 2022) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $14.6 million, or $0.57 per diluted share, for the second quarter of 2022 compared to $12.3 million, or $0.47 per diluted share, for the second quarter of 2021. Adjusted net income(1) was $18.7 million, or $0.73 per diluted share, for the second quarter of 2022 as compared to $13.2 million, or $0.51 per diluted share, for the second quarter of 2021.

Second Quarter 2022 Highlights

●	Gross written premiums increased by 69.1% to $218.7 million compared to $129.4 million in the second quarter of 2021
●	Net income of $14.6 million, compared to $12.3 million in the second quarter of 2021
●	Adjusted net income(1) of $18.7 million, compared to $13.2 million in the second quarter of 2021
●	Total loss ratio of 17.9% compared to 13.3% in the second quarter of 2021
●	Combined ratio of 75.1% compared to 76.0% in the second quarter of 2021
●	Adjusted combined ratio(1) of 69.1%, compared to 73.8% in the second quarter of 2021
●	Annualized return on equity of 15.4%, compared to 13.1% in the second quarter of 2021
●	Annualized adjusted return on equity(1) of 19.7%, compared to 14.1% in the second quarter of 2021

(1)See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “Simply put, Palomar had a very strong second quarter. Our results clearly demonstrate further execution of our 2022 strategic objectives and “Palomar 2X”, our intermediate term strategic plan of doubling our adjusted underwriting income and delivering an adjusted return on equity of 20%. Highlights of the quarter included 69% year-over-year gross written premium growth, the successful placement of our excess of loss reinsurance program, the conversion of our Texas Specialty Homeowner’s product to a fronting program and incremental traction in our new products including professional liability and PLMR-FRONT.”

“Predictable, profitable growth is a key tenant of Palomar 2X and the second quarter results embodied this tenant. During the quarter we achieved an adjusted combined ratio of approximately 69.1%, an annualized adjusted ROE of 19.7%, and year-over-year adjusted net income growth of 41.3%, even with $4.6 million of unrealized losses in our equity portfolio,” concluded Mr. Armstrong.

Underwriting Results

Gross written premiums increased 69.1% to $218.7 million compared to $129.4 million in the second quarter of 2021, while net earned premiums increased 48.0% compared to the prior year’s second quarter.

Losses and loss adjustment expenses for the second quarter were $14.4 million including $13.9 million of non-catastrophe attritional losses, and $0.5 million of catastrophe losses from unfavorable prior period development. The loss ratio for the quarter of 17.9% was comprised of a catastrophe loss ratio of 0.7% and an attritional loss ratio of 17.2%, compared to a loss ratio of 13.3% during the same period last year comprised of a catastrophe loss ratio of negative 2.1% and an attritional loss ratio of 15.4%. Non-catastrophe losses and loss ratio increased mainly due to the growth of lines of business subject to attritional losses, such as Inland Marine, Flood, and Commercial All Risk.

Underwriting income(1) was $20.0 million resulting in a combined ratio of 75.1% compared to underwriting income of $13.0 million and a combined ratio of 76.0% during the same period last year. Excluding expenses related to stock-based compensation, amortization of intangibles, and catastrophe bonds, the Company’s adjusted combined ratio(1) was 69.1% in the second quarter compared to 73.8% during the same period last year. The adjusted combined ratio(1) decreased primarily due to a lower expense ratio offset by a higher loss ratio during the quarter.

Investment Results

Net investment income increased by 43.1% to $3.1 million compared to $2.2 million in the prior year’s second quarter. The year over year increase was a result of a higher average balance of investments held during the three months ended June 30, 2022 due to cash generated from operations and higher yields on fixed income investments. Funds are generally invested conservatively in high quality securities, including government agency, asset and mortgage-backed securities, municipal and corporate bonds with an average credit quality of "A1/A" with a small portion of our portfolio invested in equity securities. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.18 years at June 30, 2022. Cash and invested assets totaled $552.5 million at June 30, 2022. During the second quarter, the Company recorded realized and unrealized losses of $4.7 million related to its equity investment portfolio as compared to realized and unrealized gains of $0.3 million in last year’s second quarter.

Tax Rate

The effective tax rate for the three months ended June 30, 2022 was 20.2% compared to 20.5% for the three months ended June 30, 2021. For the current quarter and prior year quarter, the Company’s income tax rate was lower than the statutory rate of 21% due primarily to the tax impact of the permanent component of employee stock option exercises.

Stockholders’ Equity and Returns

Stockholders' equity was $378.1 million at June 30, 2022, compared to $376.7 million at June 30, 2021. For the three months ended June 30, 2022, the Company’s annualized return on equity was 15.4% compared to 13.1% for the same period in the prior year while adjusted return on equity(1) was 19.7% compared to 14.1% for the same period in the prior year.  During the current quarter, the Company repurchased 127,952 shares, or $7.3 million, of the Company’s previously announced $100 million share repurchase authorization. As of June 30 2022, $79.7 million remains available for future repurchases.

Full Year 2022 Outlook

For the full year 2022, the Company maintains its outlook to achieve adjusted net income of $80 million to $85 million, including $5.9 million of pre-tax unrealized losses on equity security holdings.  This range is equivalent to adjusted net income of $85 million to $90 million excluding unrealized gains and losses for the year.

Conference Call

As previously announced, Palomar will host a conference call Thursday August 4, 2022, to discuss its second quarter 2022 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Second Quarter 2022 Earnings Conference Call. A replay will be available starting at 3:00 p.m. (Eastern Time) on August 4, 2022, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13730139. The replay will be available until 11:59 p.m. (Eastern Time) on August 11, 2022.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd., Palomar Insurance Agency, Inc. and Palomar Excess and Surplus Insurance Company (“PESIC”). Palomar is an innovative insurer that focuses on the provision of specialty insurance for residential and commercial clients. Palomar’s underwriting and analytical expertise allow it to concentrate on certain markets that it believes are underserved by other insurance companies, such as the markets for earthquake, hurricane and flood insurance. Palomar’s insurance subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., and Palomar Excess and Surplus Insurance Company, have a financial strength rating of “A-” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Follow Palomar on Facebook, LinkedIn and Twitter: @PLMRInsurance

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses.  See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Bill Bold

1-619-890-5972

bbold@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results

The following table summarizes the Company’s results for the three months ended June 30, 2022 and 2021:

	Three months ended
	June 30,
	2022	2021	Change	% Change

	($ in thousands, except per share data)
Gross written premiums	$218,689	$129,359	$89,330	69.1%
Ceded written premiums	(122,627)	(51,568)	(71,059)	137.8%
Net written premiums	96,062	77,791	18,271	23.5%
Net earned premiums	80,265	54,215	26,050	48.0%
Commission and other income	990	1,006	(16)	(1.6)%
Total underwriting revenue (1)	81,255	55,221	26,034	47.1%
Losses and loss adjustment expenses	14,398	7,235	7,163	99.0%
Acquisition expenses	28,663	22,424	6,239	27.8%
Other underwriting expenses	18,195	12,539	5,656	45.1%
Underwriting income (1)	19,999	13,023	6,976	53.6%
Interest expense	(111)	—	(111)	NM
Net investment income	3,140	2,194	946	43.1%
Net realized and unrealized gains (losses) on investments	(4,735)	300	(5,035)	NM
Income before income taxes	18,293	15,517	2,776	17.9%
Income tax expense	3,704	3,177	527	16.6%
Net income	$14,589	$12,340	$2,249	18.2%
Adjustments:
Stock-based compensation expense	2,704	907	1,797	198.1%
Amortization of intangibles	313	252	61	24.2%
Expenses associated with catastrophe bond, net of rebate	1,792	16	1,776	NM
Tax impact	(695)	(278)	(417)	150.0%
Adjusted net income (1)	$18,703	$13,237	$5,466	41.3%
Key Financial and Operating Metrics
Annualized return on equity	15.4%	13.1%
Annualized adjusted return on equity (1)	19.7%	14.1%
Loss ratio	17.9%	13.3%
Expense ratio	57.1%	62.6%
Combined ratio	75.1%	76.0%
Adjusted combined ratio (1)	69.1%	73.8%
Diluted earnings per share	$0.57	$0.47
Diluted adjusted earnings per share (1)	$0.73	$0.51
Catastrophe losses	$548	$(1,137)
Catastrophe loss ratio (1)	0.7%	(2.1)%
Adjusted combined ratio excluding catastrophe losses (1)	68.4%	75.9%
Adjusted underwriting income (1)	$24,808	$14,198	$10,610	74.7%
NM - not meaningful

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

The following table summarizes the Company’s results for the six months ended June 30, 2022 and 2021:

	Six months ended
	June 30,
	2022	2021	Change	% Change

	($ in thousands, except per share data)
Gross written premiums	$389,623	$232,936	$156,687	67.3%
Ceded written premiums	(212,179)	(94,932)	(117,247)	123.5%
Net written premiums	177,444	138,004	39,440	28.6%
Net earned premiums	156,297	101,268	55,029	54.3%
Commission and other income	1,767	1,717	50	2.9%
Total underwriting revenue (1)	158,064	102,985	55,079	53.5%
Losses and loss adjustment expenses	29,351	2,813	26,538	NM
Acquisition expenses	56,718	41,737	14,981	35.9%
Other underwriting expenses	34,119	26,786	7,333	27.4%
Underwriting income (1)	37,876	31,649	6,227	19.7%
Interest expense	(204)	—	(204)	NM
Net investment income	5,719	4,413	1,306	29.6%
Net realized and unrealized losses on investments	(6,014)	(439)	(5,575)	NM
Income before income taxes	37,377	35,623	1,754	4.9%
Income tax expense	8,251	6,653	1,598	24.0%
Net income	$29,126	$28,970	$156	0.5%
Adjustments:
Expenses associated with transactions	85	411	(326)	(79.3)%
Stock-based compensation expense	5,463	1,845	3,618	196.1%
Amortization of intangibles	628	589	39	6.6%
Expenses associated with catastrophe bond, net of rebate	1,992	1,698	294	17.3%
Tax impact	(1,019)	(990)	(29)	2.9%
Adjusted net income (1)	$36,275	$32,523	$3,752	11.5%
Key Financial and Operating Metrics
Annualized return on equity	15.1%	15.6%
Annualized adjusted return on equity (1)	18.8%	17.6%
Loss ratio	18.8%	2.8%
Expense ratio	57.0%	66.0%
Combined ratio	75.8%	68.7%
Adjusted combined ratio (1)	70.5%	64.3%
Diluted earnings per share	$1.13	$1.11
Diluted adjusted earnings per share (1)	$1.41	$1.24
Catastrophe losses	$1,029	$(10,768)
Catastrophe loss ratio (1)	0.7%	(10.6)%
Adjusted combined ratio excluding catastrophe losses (1)	69.9%	74.9%
Adjusted underwriting income (1)	$46,044	$36,192	$9,852	27.2%
NM- not meaningful

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	June 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $513,166 in 2022; $426,122 in 2021)	$478,477	$432,682
Equity securities, at fair value (cost: $41,990 in 2022; $31,834 in 2021)	37,509	33,261
Total investments	515,986	465,943
Cash and cash equivalents	36,471	50,284
Restricted cash	37	87
Accrued investment income	3,221	2,725
Premium receivable	119,698	88,012
Deferred policy acquisition costs	55,731	55,953
Reinsurance recoverable on unpaid losses and loss adjustment expenses	107,898	127,947
Reinsurance recoverable on paid losses and loss adjustment expenses	24,748	29,368
Ceded unearned premiums	129,724	58,315
Prepaid expenses and other assets	40,519	37,072
Deferred tax assets, net	7,533	—
Property and equipment, net	687	527
Intangible assets, net	8,888	9,501
Total assets	$1,051,141	$925,734
Liabilities and stockholders' equity
Liabilities:
Accounts payable and other accrued liabilities	$17,646	$21,284
Reserve for losses and loss adjustment expenses	163,667	173,366
Unearned premiums	376,809	284,665
Ceded premium payable	85,592	37,460
Funds held under reinsurance treaty	6,362	10,882
Deferred tax liabilities, net	—	3,908
Borrowings from credit agreements	23,000	—
Total liabilities	673,076	531,565
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 25,220,131 and 25,428,929 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	3	3
Additional paid-in capital	326,473	318,902
Accumulated other comprehensive income (loss)	(27,216)	5,312
Retained earnings	78,805	69,952
Total stockholders' equity	378,065	394,169
Total liabilities and stockholders' equity	$1,051,141	$925,734

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Gross written premiums	$218,689	$129,359	$389,623	$232,936
Ceded written premiums	(122,627)	(51,568)	(212,179)	(94,932)
Net written premiums	96,062	77,791	177,444	138,004
Change in unearned premiums	(15,797)	(23,576)	(21,147)	(36,736)
Net earned premiums	80,265	54,215	156,297	101,268
Net investment income	3,140	2,194	5,719	4,413
Net realized and unrealized gains (losses) on investments	(4,735)	300	(6,014)	(439)
Commission and other income	990	1,006	1,767	1,717
Total revenues	79,660	57,715	157,769	106,959
Expenses:
Losses and loss adjustment expenses	14,398	7,235	29,351	2,813
Acquisition expenses	28,663	22,424	56,718	41,737
Other underwriting expenses	18,195	12,539	34,119	26,786
Interest expense	111	—	204	—
Total expenses	61,367	42,198	120,392	71,336
Income before income taxes	18,293	15,517	37,377	35,623
Income tax expense	3,704	3,177	8,251	6,653
Net income	14,589	12,340	29,126	28,970
Other comprehensive income (loss), net:
Net unrealized gains (losses) on securities available for sale for the three and six months ended June 30, 2022 and 2021, respectively	(14,065)	2,710	(32,528)	(3,489)
Net comprehensive income (loss)	$524	$15,050	$(3,402)	$25,481
Per Share Data:
Basic earnings per share	$0.58	$0.48	$1.15	$1.14
Diluted earnings per share	$0.57	$0.47	$1.13	$1.11

Weighted-average common shares outstanding:
Basic	25,211,924	25,479,561	25,283,222	25,515,893
Diluted	25,746,780	26,104,880	25,817,442	26,181,206

Underwriting Segment Data

The Company has a single reportable segment and offers primarily earthquake, wind, inland marine, and flood insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021

	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Product
Residential Earthquake	$54,090	24.7%	$42,192	32.6%	$100,426	25.8%	$78,090	33.5%
Fronting Premiums	42,154	19.3%	—	0.0%	71,999	18.5%	—	0.0%
Commercial Earthquake	33,103	15.1%	17,343	13.4%	58,247	14.9%	38,619	16.6%
Inland Marine	23,134	10.6%	11,681	9.0%	41,371	10.6%	19,515	8.4%
Commercial All Risk	21,213	9.7%	14,976	11.6%	31,791	8.2%	23,165	9.9%
Specialty Homeowners	13,891	6.4%	19,135	14.8%	30,176	7.7%	33,138	14.2%
Hawaii Hurricane	8,240	3.8%	7,788	6.0%	15,154	3.9%	13,925	6.0%
Residential Flood	3,583	1.6%	2,865	2.2%	6,577	1.7%	5,149	2.2%
Other	19,281	8.8%	13,379	10.4%	33,882	8.7%	21,335	9.2%
Total Gross Written Premiums	$218,689	100.0%	$129,359	100.0%	$389,623	100.0%	$232,936	100.0%

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021

	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$93,130	42.6%	$54,223	41.9%	$161,848	41.5%	$104,725	45.0%
Texas	26,286	12.0%	17,373	13.4%	45,265	11.6%	28,427	12.2%
Florida	14,809	6.8%	11,697	9.0%	19,771	5.1%	17,755	7.6%
Hawaii	10,191	4.7%	9,041	7.0%	18,731	4.8%	15,970	6.9%
Washington	8,937	4.1%	4,663	3.6%	15,818	4.1%	8,751	3.8%
Illinois	4,676	2.1%	3,173	2.5%	8,949	2.3%	5,775	2.4%
Oregon	4,371	2.0%	2,818	2.2%	8,745	2.2%	5,723	2.4%
North Carolina	3,700	1.7%	4,264	3.3%	7,778	2.0%	8,152	3.5%
Other	52,589	24.0%	22,107	17.1%	102,718	26.4%	37,658	16.2%
Total Gross Written Premiums	$218,689	100.0%	$129,359	100.0%	$389,623	100.0%	$232,936	100.0%

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021

	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$116,338	53.2%	$95,271	73.6%	$220,342	56.6%	$175,117	75.2%
PESIC	102,351	46.8%	34,088	26.4%	169,281	43.4%	57,819	24.8%
Total Gross Written Premiums	$218,689	100.0%	$129,359	100.0%	$389,623	100.0%	$232,936	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2022	2021	Change	% Change	2022	2021	Change	% Change

	($ in thousands)				($ in thousands)
Gross earned premiums	$158,142	$102,520	$55,622	54.3%	$297,067	$193,812	$103,255	53.3%
Ceded earned premiums	(77,877)	(48,305)	(29,572)	61.2%	(140,770)	(92,544)	(48,226)	52.1%
Net earned premiums	$80,265	$54,215	$26,050	48.0%	$156,297	$101,268	$55,029	54.3%

Net earned premium ratio	50.8%	52.9%			52.6%	52.3%

Loss detail

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2022	2021	Change	% Change	2022	2021	Change	% Change

	($ in thousands)				($ in thousands)
Catastrophe losses	$548	$(1,137)	$1,685	NM	$1,029	$(10,768)	$11,797	NM
Non-catastrophe losses	13,850	8,372	5,478	65.4%	28,322	13,581	14,741	108.5%
Total losses and loss adjustment expenses	$14,398	$7,235	$7,163	99.0%	$29,351	$2,813	$26,538	NM

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$51,386	$19,016	$45,419	$34,470
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	14,350	7,612	27,799	5,916
Prior years	48	(377)	1,552	(3,103)
Total incurred	14,398	7,235	29,351	2,813
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	4,399	(1,060)	5,889	620
Prior years	5,615	3,678	13,112	13,030
Total payments	10,014	2,618	19,001	13,650
Reserve for losses and LAE net of reinsurance recoverables at end of period	55,769	23,633	55,769	23,633
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	107,898	145,459	107,898	145,459
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$163,667	$169,092	$163,667	$169,092

Reconciliation of Non-GAAP Financial Measures

For the three and six months ended June 30, 2022 and 2021, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Total revenue	$79,660	$57,715	$157,769	$106,959
Net investment income	(3,140)	(2,194)	(5,719)	(4,413)
Net realized and unrealized (gains) losses on investments	4,735	(300)	6,014	439
Underwriting revenue	$81,255	$55,221	$158,064	$102,985

Underwriting income and adjusted underwriting income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Income before income taxes	$18,293	$15,517	$37,377	$35,623
Net investment income	(3,140)	(2,194)	(5,719)	(4,413)
Net realized and unrealized (gains) losses on investments	4,735	(300)	6,014	439
Interest expense	111	—	204	—
Underwriting income	$19,999	$13,023	$37,876	$31,649
Expenses associated with transactions	—	—	85	411
Stock-based compensation expense	2,704	907	5,463	1,845
Amortization of intangibles	313	252	628	589
Expenses associated with catastrophe bond, net of rebate	1,792	16	1,992	1,698
Adjusted underwriting income	$24,808	$14,198	$46,044	$36,192

Adjusted net income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Net income	$14,589	$12,340	$29,126	$28,970
Adjustments:
Expenses associated with transactions	—	—	85	411
Stock-based compensation expense	2,704	907	5,463	1,845
Amortization of intangibles	313	252	628	589
Expenses associated with catastrophe bond, net of rebate	1,792	16	1,992	1,698
Tax impact	(695)	(278)	(1,019)	(990)
Adjusted net income	$18,703	$13,237	$36,275	$32,523

Annualized adjusted return on equity

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)

Annualized adjusted net income	$74,812	$52,948	$72,550	$65,046
Average stockholders' equity	$379,232	$376,563	$386,117	$370,229
Annualized adjusted return on equity	19.7%	14.1%	18.8%	17.6%

Adjusted combined ratio

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$60,266	$41,192	$118,421	$69,619
Denominator: Net earned premiums	$80,265	$54,215	$156,297	$101,268
Combined ratio	75.1%	76.0%	75.8%	68.7%
Adjustments to numerator:
Expenses associated with transactions	$—	$—	$(85)	$(411)
Stock-based compensation expense	(2,704)	(907)	(5,463)	(1,845)
Amortization of intangibles	(313)	(252)	(628)	(589)
Expenses associated with catastrophe bond, net of rebate	(1,792)	(16)	(1,992)	(1,698)
Adjusted combined ratio	69.1%	73.8%	70.5%	64.3%

Diluted adjusted earnings per share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

	(in thousands, except per share data)		(in thousands, except per share data)

Adjusted net income	$18,703	$13,237	$36,275	$32,523
Weighted-average common shares outstanding, diluted	25,746,780	26,104,880	25,817,442	26,181,206
Diluted adjusted earnings per share	$0.73	$0.51	$1.41	$1.24

Catastrophe loss ratio

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)
Numerator: Losses and loss adjustment expenses	$14,398	$7,235	$29,351	$2,813
Denominator: Net earned premiums	$80,265	$54,215	$156,297	$101,268
Loss ratio	17.9%	13.3%	18.8%	2.8%

Numerator: Catastrophe losses	$548	$(1,137)	$1,029	$(10,768)
Denominator: Net earned premiums	$80,265	$54,215	$156,297	$101,268
Catastrophe loss ratio	0.7%	(2.1)%	0.7%	(10.6)%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$60,266	$41,192	$118,421	$69,619
Denominator: Net earned premiums	$80,265	$54,215	$156,297	$101,268
Combined ratio	75.1%	76.0%	75.8%	68.7%
Adjustments to numerator:
Expenses associated with transactions	$—	$—	$(85)	$(411)
Stock-based compensation expense	(2,704)	(907)	(5,463)	(1,845)
Amortization of intangibles	(313)	(252)	(628)	(589)
Expenses associated with catastrophe bond, net of rebate	(1,792)	(16)	(1,992)	(1,698)
Catastrophe losses	(548)	1,137	(1,029)	10,768
Adjusted combined ratio excluding catastrophe losses	68.4%	75.9%	69.9%	74.9%

Tangible Stockholders’ equity

	June 30,	December 31,
	2022	2021

	(in thousands)
Stockholders' equity	$378,065	$394,169
Intangible assets	(8,888)	(9,501)
Tangible stockholders' equity	$369,177	$384,668